Exhibit 8.1

Tenaris – List of subsidiaries of Tenaris S.A.

Principal subsidiaries

The following is a list of Tenaris’s subsidiaries at December 31, 2005.

Company	Country of Organization	Main activity

Algoma Tubes Inc.	Canada	Manufacturing of seamless steel pipes
Confab Industrial S.A. and subsidiaries (c)	Brazil	Manufacturing of welded steel pipes and capital goods
Dalmine Energie S.p.A. (h)	Italy	Trading of energy
Dalmine Holding B.V. and subsidiaries	Netherlands	Holding company
Dalmine S.p.A.	Italy	Manufacturing of seamless steel pipes
Tenaris Fittings S.A. de C.V. (previously Empresas Riga S.A. de C.V.)	Mexico	Manufacturing of welded fittings for seamless steel pipes
Energy Network S.R.L. (b)	Romania	Trading of energy
Exiros S.A.	Uruguay	Procurement services for industrial companies
Information Systems and Technologies N.V.	Netherlands	Software development and maintenance
Information Systems and Technologies S.A. (d)	Argentina	Software development and maintenance
Inmobiliaria Tamsa S.A. de C.V.	Mexico	Leasing of real estate
Insirger S.A. and subsidiaries (g)	Argentina	Electric power generation
Intermetal Com SRL (a)	Romania	Marketing of Scrap and other raw materials
Inversiones Berna S.A. (b)	Chile	Financial company
Inversiones Lucerna S.A. (b)	Chile	Financial company
Invertub S.A. and subsidiaries (g)	Argentina	Holding Company
Lomond Holdings B.V. and subsidiaries	Netherlands	Procurement services for industrial companies
Matesi, Materiales Siderurgicos S.A. (a)	Venezuela	Production of hot briquetted iron (HBI)
Metalcentro S.A.	Argentina	Manufacturing of pipe-end protectors and lateral impact tubes
Metalmecánica S.A.	Argentina	Manufacturing of steel products for oil extraction
NKK Tubes K.K.	Japan	Manufacturing of seamless steel pipes
Operadora Eléctrica S.A. (e)	Argentina	Electric power generation

Company	Country of Organization	Main activity

Quality Tubes (UK) Ltd. (h)	United Kingdom	Marketing of steel products
S.C. Donasid and subsidiary (b)	Romania	Manufacturing of steel products
S.C. Silcotub S.A. and subsidiaries (a)	Romania	Manufacturing of seamless steel pipes
Scrapservice S.A.	Argentina	Processing of scrap
Servicios Generales TenarisTamsa S.A. de C.V. (f)	Mexico	Handling and maintenance of steel pipes
Siat S.A.	Argentina	Manufacturing of welded steel pipes
Siderca International A.p.S.	Denmark	Holding company
Siderca S.A.I.C.	Argentina	Manufacturing of seamless steel pipes
Siderestiba S.A.	Argentina	Logistics
Sidtam Limited	B.V.I.	Holding company
Siprofer A.G. (b)	Switzerland	Holding company
SO.PAR.FI Dalmine Holding S.A.	Luxembourg	Holding company
Sociedad Industrial Puntana S.A.	Argentina	Manufacturing of steel products
Socominter S.A.	Venezuela	Marketing of steel products
Socominter Ltda.	Chile	Marketing of steel products
Talta – Trading e Marketing Lda. (a)	Madeira	Holding Company
Tamdel LLC and subsidiaries (f)	Mexico	Holding company
Tamser S.A. de C.V. (f)	Mexico	Marketing of scrap
Tamsider LLC	USA	Holding company
Tamsider S.A. de C.V. and subsidiaries (g)	Mexico	Promotion and organization of steel-related companies and marketing of steel products
Tamtrade S.A.de C.V. (g)	Mexico	Marketing of steel products
Techint Investment Netherlands B.V.	Netherlands	Holding company
Tenaris Autopartes S.A. de C.V.	México	Manufacturing of supplies for the automotive industry
Tenaris Confab Hastes de Bombeio S.A.(a)	Brazil	Manufacturing of steel products for oil extraction

Company	Country of Organization	Main activity

Tenaris Connections A.G. and subsidiaries	Liechtenstein	Ownership and licensing of steel technology
Tenaris Financial Services S.A.	Uruguay	Financial Services
Tenaris Global Services B.V.	Netherlands	Sales agent of steel products
Tenaris Global Services (B.V.I.) Ltd.	B.V.I.	Holding company
Tenaris Global Services (Canada) Inc.	Canada	Marketing of steel products
Tenaris Global Services de Bolivia S.R.L. (previously Socominter de Bolivia S.R.L.)	Bolivia	Marketing of steel products
Tenaris Global Services Ecuador S.A.	Ecuador	Marketing of steel products
Tenaris Global Services (Egypt) Ltd. (b)	Egypt	Marketing of steel products
Tenaris Global Services Far East Pte. Ltd.	Singapore	Marketing of steel products
Tenaris Global Services (Japan) K.K. (previously DST Japan K.K.)	Japan	Marketing of steel products
Tenaris Global Services (Kazakhstan ) LLP (a)	Kazakhstan	Marketing of steel products
Tenaris Global Services Korea	Korea	Marketing of steel products
Tenaris Global Services LLC	U.S.A.	Sales agent of steel products
Tenaris Global Services Nigeria Ltd. (Previously Tubular DST Nigeria Ltd.)	Nigeria	Marketing of steel products
Tenaris Global Services Norway AS	Norway	Marketing of steel products
Tenaris Global Services (Panama) S.A.	Panama	Marketing of steel products
Tenaris Global Services S.A.	Uruguay	Holding company and marketing of steel products
Tenaris Global Services (UK) Ltd.	United Kingdom	Marketing of steel products
Tenaris Global Services (U.S.A.) Corporation	U.S.A.	Marketing of steel products
Tenaris Investments Ltd. (a)	Ireland	Holding company
Tenaris Qingdao Steel Pipes Ltd. (b)	China	Manufacturing of steel pipes and connections
Tenaris West Africa Ltd.	United Kingdom	Finishing of steel pipes
Texas Pipe Threaders Co.	U.S.A.	Finishing and marketing of steel pipes

Company	Country of Organization	Main activity

Tubman Holdings (Gibraltar) LLP (a)	Gibraltar	Holding company
Tubman International Ltd. (a)	Gibraltar	Holding company
Tubos de Acero de México S.A.	Mexico	Manufacturing of seamless steel pipes
Tubos de Acero de Venezuela S.A.	Venezuela	Manufacturing of seamless steel pipes

(a)	Incorporated or acquired during 2004
(b)	Incorporated or acquired during 2005
(c)	Tenaris holds 99% of the voting shares of Confab Industrial S.A. and has, directly or indirectly, the majority of voting rights in all of its subsidiaries.
(d)	Included in December 2003 in “Information Systems and technologies N.V. and subsidiaries” and in December 2004 in “Invertub S.A. and subsidiaries”
(e)	Included in December 2004 in “Insirger S.A. and subsidiaries”
(f)	Included in December 2004 in “Tamsider S.A. de C.V. and subsidiaries”
(g)	Merged during 2005
(h)	Included in December 2003 and 2004 in “Dalmine Holding B.V. and subsidiaries”